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                                                                    EXHIBIT 99.2

                         TUCKER PROPERTIES CORPORATION
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              TUCKER PROPERTIES CORPORATION FOR A SPECIAL MEETING
               OF STOCKHOLDERS TO BE HELD ON FEBRUARY __, 1996)

          The undersigned hereby appoints Kenneth L. Tucker and Richard H. Tucker, and any one or more of them, with full power of substitution, as attorneys and proxies for the undersigned, and authorizes each of them to represent and vote shares of common stock of Tucker Properties Corporation ("Tucker") standing in the name of the undersigned on the books and records of Tucker at the close of business on January __, 1996 which the undersigned is entitled to cast at the Special Meeting of Stockholders to be held at _____________________, Chicago, Illinois ______________________ on February __,
1996 at 9:00 a.m., Central time, and at any and all adjournments or postponements thereof, as follows:

          1. To approve the merger (the "Merger") of Tucker with and into Bradley Real Estate, Inc. ("Bradley") and the Agreement and Plan of Merger, dated as of October 30, 1995, by and between Bradley and Tucker, pursuant to which, among other things, each outstanding share of Tucker common stock, par value $.001 per share ("Tucker Common Stock"), will be converted into the right to receive a percentage of a share of Bradley common stock, par value $.01 per share ("Bradley Common Stock"), to be determined as follows. If the average per share closing price of Bradley Common Stock for the 20 trading days prior to the fifth day preceding the closing of the Merger is $16.00 or more, each share of Tucker Common Stock will be exchanged for .665 of a share of Bradley Common Stock. If such average closing price is between $15.50 and $16.00, the exchange ratio will be determined by dividing $10.64 by the average closing price. If the average closing price is $15.50 or less, the exchange ratio will be .686 of a share of Bradley Common Stock.

                    [_]    FOR      [_]   AGAINST     [_]  ABSTAIN

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE IF NO CHOICE IS MADE HEREON.

          2. To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

          Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Tucker at the Special Meeting of the undersigned's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

          The undersigned acknowledges receipt of a Notice of Special Meeting called for the ____ day of February, 1996 and the Joint Proxy
Statement/Prospectus dated the ____ day of January, 1996 prior to the execution of this Proxy.

                                        Date:___________________________________

                                        ________________________________________
                                              Print Name of Stockholder

                                        ________________________________________
                                              Signature of Stockholder

                                        Date:___________________________________


                                        ________________________________________
                                              Print Name of Stockholder

                                        ________________________________________
                                              Signature of Stockholder

                                        (Please sign exactly as your name
                                        appears on the envelope in which this
                                        card was mailed. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title. If more than one trustee,
                                        all should sign. If stocks are held
                                        jointly, each holder should sign.)